UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010 (March 10, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

Avis Budget Group, Inc. (the “Company”) announced that it entered into an indenture on March 10, 2010 with respect to the sale by its wholly-owned subsidiary, Avis Budget Car Rental, LLC (“ABCR”), of $450 million aggregate principal amount of 9 5/8% senior notes due 2018 at an issue price of 98.634% (the “Notes”).  In connection with such sale, the Company also entered into a registration rights agreement with the initial purchasers of the Notes, under which we have agreed to use our reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes.

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior unsecured obligations of ABCR and will be guaranteed on a senior basis by the Company and certain of its domestic subsidiaries.

Interest is payable on the Notes on each March 15 and September 15, commencing September 15, 2010.  The Company may redeem some or all of the Notes at any time prior to March 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after March 15, 2014, the Company may redeem some or all of the Notes at redemption prices set forth in the indenture.  In addition, at any time prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a specified redemption price with the net cash proceeds of certain equity offerings.

The indenture contains contain covenants that, among other things, restrict the ability of ABCR and the ability of certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; enter into transactions with affiliates; and enter into new lines of businesses. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if ABCR sells assets or experiences cetain changes of control, it must offer to purchase the Notes.

Net proceeds from the offering, were primarily used to repay outstanding indebtedness under the Company's floating rate term loan.  In connection with such repayment, the Company also announced that ABCR has entered into the Second Amendment, dated as of March 10, 2010, to the Credit Agreement dated as of April 19, 2006, as amended by the First Amendment dated as of December 23, 2008 with JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders parties thereto (the “Second Amendment”).  As a result of such amendment, (i) the aggregate revolving commitments under the Company’s senior credit facilities are now $1.2 billion, with $983.2 million of such commitments having a term ending on April 19, 2013 and the balance having a term ending on April 19, 2011; and (ii) the term loan outstanding has been reduced to $324.8 million, with $272.8 million maturing on the earlier of (a) April 19, 2014 or (b) 91 calendar days prior to the maturity of our senior unsecured notes due 2014, if such senior unsecured notes are still outstanding on such date, and the balance maturing on April 19, 2012.  Pursuant to the Second Amendment, the financial and other covenants and certain other provisions of our senior credit agreement were amended and pricing was also amended for the portion of the facility terminating/maturing after 2012, as set forth in the Second Amendment, a copy of which is filed as Exhibit 10.1.

The initial offering of the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the Guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Amendment, the indenture, a copy of which is filed as Exhibit 4.1 hereto, the Notes, the form of which is filed as Exhibit 4.2 and the registration rights agreement, a copy of which is filed as Exhibit 10.2 hereto, and all of which are incorporated herein by reference.

8.01	Other Events.

On March 10, 2010, the Company issued a press release announcing completion of the offering of the Notes and the Second Amendment, a copy of which is furnished as Exhibit 99.1 hereto.

9.01	Financial Statements and Exhibits.

(99)	Exhibits.

Exhibit No.	Description
4.1
Indenture dated as of March 10, 2010 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee.

4.2	Form of 9 5/8% Senior Notes Due 2018.
10.1
Second Amendment, dated as of March 10, 2010, to the Credit Agreement dated as of April 19, 2006, as amended by the First Amendment dated as of December 23, 2008, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Credit Agricole Corporate & Investment Bank New York Branch (formerly known as Calyon) and Citicorp USA, Inc. as documentation agents, Wachovia Bank, National Association as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Registration Rights Agreement, dated March 10, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Banc of America Securities LLC, and the other initial purchasers parties thereto.

99.1	Press Release issued March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: March 11, 2010

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated March 11, 2010 (March 10, 2010)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of March 10, 2010 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee.

4.2	Form of 9 5/8% Senior Notes Due 2018.
10.1
Second Amendment, dated as of March 10, 2010, to the Credit Agreement dated as of April 19, 2006, as amended by the First Amendment dated as of December 23, 2008, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Credit Agricole Corporate & Investment Bank New York Branch (formerly known as Calyon) and Citicorp USA, Inc. as documentation agents, Wachovia Bank, National Association as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Registration Rights Agreement, dated March 10, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Banc of America Securities LLC, and the other initial purchasers parties thereto.

99.1	Press Release issued March 10, 2010.